Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-182070, 333-202832 and 333-208170) and Form S-8 (Nos. 333-153362, 333-157291, 333-164742, 333-171947, 333-179070, 333-187506, 333-194658, 333-202828 and 333-208871) of GigOptix, Inc. of our report dated March 11, 2016 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
March 11, 2016